UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 4, 2020

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2020, Green Plains Partners LP, a subsidiary of Green Plains Inc., entered into the Fourth Amendment to Credit Agreement (“Amended Credit Facility”) to its existing credit facility with Bank of America, N.A., as administrative agent, and certain other commercial lending institutions.

The Amended Credit Facility will mature on December 31, 2021 and the principal amount available has been reduced from $200 million to $135 million. The $135 million facility will be comprised of a $130 million term loan A and a $5 million revolving credit facility. Interest on the Amended Credit Facility is based on a 1.00% Libor floor plus 450 to 525 basis points depending on various conditions. The term loan requires a principal payment of $7.5 million on July 15, 2020 and $2.5 million in monthly principal amortization thereafter, with a step up to $3.2 million per month beginning in May 2021. Financial covenants of the agreement will include a maximum consolidated leverage ratio of 3.0x that decreases 0.25x each quarter to 1.50x by the fourth quarter of 2021 and a minimum consolidated debt service coverage ratio of 1.1x. The Amended Credit Facility will be secured by substantially all of the assets of the partnership.

The foregoing description of the Amended Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Amended Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Facility provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Amended Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1

Fourth Amendment to Credit Agreement, dated June 4, 2020, by and among Green Plains Operating Company LLC, as the Borrower, the subsidiaries of the Borrower identified therein, Bank of America, N.A. and the other lenders party thereto.

99.1	Press Release, dated June 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2020	Green Plains Inc. By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)